Exhibit 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM CONSENT

The Board of Directors
PhotoMedex, Inc. and Subsidiaries:

We consent to the incorporation by reference in the Form 10-K for the year ended December 2005, in the registration statements (Nos. 333-58450, 333-72580, 333-91926, 333-106605 and 333-120921) on Form S-3, in the registration statements (Nos. 333-100609 and 333-121864) on Form S-4, and in the registration statements (Nos. 333-30298 and 333-114181) on Form S-8 of PhotoMedex, Inc., of our report dated February 18, 2004, except with respect to the eleventh paragraph of note 10, for which the date is March 10, 2004, with respect to the consolidated statements of operations, stockholders’ equity and cash flows for the year ended December 31, 2003, which report appears in the December 31, 2005 annual report on Form 10-K of PhotoMedex, Inc.

Our report with respect to the consolidated financial statements refers to the adoption of Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangibles” as of January 1, 2002.

/s/ KPMG LLP

Philadelphia, Pennsylvania March 15, 2006

E-23.2